                                                                       EXHIBIT 6

                             JOINT FILING AGREEMENT

           In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, no par value, of Galyan's Trading Company, Inc. and (ii) that his Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

           This Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement.

Date: October 8, 2001


FS EQUITY PARTNERS IV, L.P.                            BENCHMARK CAPITAL PARTNERS IV, L.P.

By:  FS Capital Partners LLC                           By:  Benchmark Capital Management Co. IV, LLC
Its: General Partner                                   Its: General Partner



By:   /s/ Todd W. Halloran                              By:  /s/ Steven M. Spurlock
     --------------------------------                       ---------------------------------
     Name:   Todd W. Halloran                               Name:  Steven M. Spurlock
     Title:  Vice President                                 Title: Managing Member


FS CAPITAL PARTNERS LLC                                BENCHMARK CAPITAL MANAGEMENT CO. IV, L.L.C.



By:   /s/ Todd W. Halloran                               By:  /s/ Steven M. Spurlock
     -------------------------------                        -----------------------------------
     Name:  Todd W. Halloran                                Name:  Steven M. Spurlock
     Title: Vice President                                  Title: Managing Member



THE LIMITED, INC.



By:    /s/ Timothy J. Faber
     -------------------------------
     Name:  Timothy J. Faber
     Title: VP Treasury/M&A
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